UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2014
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37934 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2014, Neil P. Simpkins gave notice to the board of directors of Team Health Holdings, Inc. (the “Company”) of his resignation from the Company’s board of directors, effective on the date the notice was given.

Mr. Simpkins’ decision is not as a result of any disagreement with the Company’s management or the board of directors.

Mr. Simpkins was originally appointed as a director of the Company by The Blackstone Group, L.P. (“Blackstone”) pursuant to the terms of the stockholders’ agreement between the Company and Ensemble Parent LLC, an affiliate of Blackstone. This agreement was terminated as a result of the sale by Ensemble Parent LLC of its remaining shares of the Company’s common stock in a secondary offering in February 2013. The Company is grateful to Mr. Simpkins for his years of service on the board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: March 10, 2014    By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

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